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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                            ----------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            ----------------------

           Southwest Bancorp, Inc.                SBI Capital Trust
        (Exact name of registrant as        (Exact name of registrant as
          specified in its charter)           specified in its charter)

                Oklahoma                               Delaware
      (State of incorporation or               (State of incorporation or
              organization)                          organization)

               73-1136584                             Applied For
   (IRS Employer Identification Number)    (IRS Employer Identification Number)

          608 South Main Street                   608 South Main Street
        Stillwater, Oklahoma 74074              Stillwater, Oklahoma 74074
     (Address of principal executive         (Address of principal executive
                offices)                                offices)

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [_]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [_]

       Securities to be registered pursuant to Section 12(b) of the Act.

                                     None

       Securities to be registered pursuant to Section 12(g) of the Act.

       ____% Cumulative Trust Preferred Securities of SBI Capital Trust
               and Guarantee thereof by Southwest Bancorp, Inc.
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                               (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

        For a full description of the % Cumulative Trust Preferred Securities (the "Preferred Securities") issued by SBI Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee with respect to the Preferred Securities by Southwest Bancorp, Inc., an Oklahoma corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-______and 333-_____01)(the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on May 9, 1997, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus, as such may be hereafter amended, is hereby incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

Exhibit Number                 Description
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        2.1     Certificate of Trust of SBI Capital Trust.  Incorporated by
                reference to Exhibit 4.3 to the Registration Statement.

        2.2(a) Trust Agreement of SBI Capital Trust. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

        2.2(b) Form of Amended and Restated Trust Agreement of SBI Capital Trust. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

        2.3 Form of Preferred Security Certificate of SBI Capital Trust. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 of the Registration Statement.)

        2.4 Form of Preferred Securities Guarantee Agreement for SBI Capital Trust. Incorporated by reference to Exhibit 4.7 of the Registration Statement.

        2.5 Form of Indenture between Southwest Bancorp, Inc. and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

        2.7     Form of Subordinated Debenture. Incorporated by reference to
                Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).

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                                  SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 9, 1997

                                       SOUTHWEST BANCORP, INC.



                                       By: /s/ Robert L. McCormick, Jr.
                                           ------------------------------------
                                           Robert L. McCormick, Jr., President


                                       SBI CAPITAL TRUST



                                       By: /s/ Robert L. McCormick, Jr.
                                           ------------------------------------
                                           Robert L. McCormick, Jr., Trustee